Exhibit 16.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway, Suite 311
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

October 10, 2012

United States Securities and Exchange Commission
100 F Street, NE
Washington D.C. 20549

Re: Voiceserve, Inc.

Dear Sirs/Madams:

I have read Voiceserve, Inc's statements included under Item 4.01 of its Form 8-K dated October 10, 2012, and I agree with such statements as they relate to my firm.

I hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: Voiceserve, Inc.